Exhibit 10.1

AEGIS CAPITAL CORP.

August 4, 2022

PERSONAL AND CONFIDENTIAL

Si Guang Peng, Chief Executive Officer

Meten Holding Group Ltd.

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

People’s Republic of China

Re:	Registered Direct and Private Placement

Dear Mr. Peng:

The purpose of this placement agent agreement (the “Agreement”) is to outline our agreement pursuant to which Aegis Capital Corp. (“Aegis”) will act as the placement agent on a “best efforts” basis as to (a) securities sold under its shelf registration statement or other than pursuant to a registration statement in connection with the proposed Placements and (b) any securities sold other than pursuant to a registration statement in connection with the proposed placement (the “Placements”) by Meten Holding Group Ltd. (collectively, with its subsidiaries and affiliates, the “Company”) of its Ordinary Shares and warrants (the “Securities”). This Agreement sets forth certain conditions and assumptions upon which the Placements are premised. The Company confirms that entry into this Agreement and completion of the Placements with Aegis will not breach or otherwise violate the Company’s obligations to any other investment bank.

The terms of our agreement are as follows:

1. Engagement. The Company hereby engages Aegis, for the period beginning on the date hereof and ending ten (10) business days thereafter or upon the completion of the Placements, whichever is sooner (the “Engagement Period”), to act as the Company’s exclusive placement agent and investment banker in connection with the proposed Placements. During the Engagement Period or until the consummation of the Placements, and as long as Aegis is proceeding in good faith with preparations for the Placements, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with a placement of the Company’s debt or equity securities or any other financing by the Company.

2. The Placements. The Placements are expected to consist of (a) a public offering of up to $10.0 million of the Company’s Ordinary Shares and/or pre-funded warrants to purchase Ordinary Shares and (b) a concurrent private placement of the Company’s Ordinary Shares and/or pre-funded warrants to purchase Ordinary Shares and investor warrants to purchase Ordinary Shares all at an agreed upon prices with the investors. Aegis will act as placement agent for the Placements subject to, among other matters referred to herein and additional customary conditions, completion of Aegis’s due diligence examination of the Company and its affiliates, listing approval by of the Nasdaq Stock Market (“Exchange”) of the Securities to be issued, and the execution of definitive transaction agreements between the Company and investors in connection with the Placements (the “Transaction Documents”). The actual size of the Placements, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and investors thereto.

810 Seventh Avenue, 18th floor, New York, New York 10019 (212) 813-1010/Fax (212) 813-1047

Member FINRA, SIPC

3. Underwriting Compensation. The placement agent fee will be 9.0% for the Placements for Securities sold at closing of such Placements.

4. Registration Statement. To the extent the Company decides to proceed with the Placements, the Company will, as soon as practicable, prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-1 and/or F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and a prospectus included therein (the “Prospectus”) covering the Securities to be offered and sold in the Placements with the registered direct placement conducted through a shelf takedown on a registration statement on Form F-3 and the private placement conducted through a resale registration statement on Form F-1. The Company will enter into a registration rights agreement with the investors in the Placements setting forth the Company’s obligations to register the securities issued. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Aegis and counsel to Aegis. Other than any information provided by Aegis in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of its Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Aegis immediately of such event and Aegis will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission. The Registration Statement will include as an exhibit the form of this Agreement (which may be incorporated into such Registration Statement by reference).

5. Lock-Ups. The Transaction Documents will provide, among other items, that the Company’s directors, executive officers, employees and shareholders holding at least ten percent (10%) of the outstanding ordinary shares will enter into customary “lock-up” agreements in favor of, and in form reasonably acceptable to, Aegis and the investors for a period of one hundred twenty (120) days from the date of the Placements; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such shares shall be saleable in the public market until the expiration of the one hundred twenty (120) day period described above.

6. Expenses. The Company will be responsible for and will pay all expenses relating to the Placements, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the Placements documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Aegis; and (h) the fees and expenses of the Company’s accountants; and (i) $100,000 for fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for Aegis’s counsel.

7. Company Standstill. The Transaction Documents will provide, among other items, that the Company will agree, for a period of three (3) months from the closing date of the Placement, that without the prior written consent of Aegis, it will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company at a price per share lower than the Placement; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill”). So long none of such equity securities shall be saleable in the public market until the expiration of the three (3) month period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction during the Standstill period result in the sale of equity at an offering price to the public less than that of the Placement referred herein. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Aegis and the Company will be entitled to seek specific performance if a breach or a threatened breach by the Company under this Section 7 occurs.

8. Right of First Refusal. If, for the period beginning on the closing date of the Placements and ending twenty-four (24) months after the closing date of the Placements, the Company or any of its subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement (each, a “Subsequent Transaction Agreement”) will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fees be less than those outlined herein, and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. Notwithstanding the foregoing, the decision to accept the Company’s engagement under this Section 8 shall be made by Aegis or one of its affiliates, by a written notice to the Company, within ten (10) days of the receipt of the Company’s notification of its financing needs. For avoidance of doubt, this Section 8 shall not apply to any capital raising transaction conducted outside the United States between the Company and Chinese investors not involving an investment bank, an underwriter, a placement agent, finder or any party acting in similar capacity.

9. Tail Financing. Aegis shall be entitled to compensation under Section 3 herein, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by funds whom Aegis had contacted during the Engagement Period or introduced to the Company during the Engagement Period, if such Tail Financing is consummated at any time within the 9-month period following the expiration or termination of this Agreement.

10. Termination. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, right of first refusal, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. During the engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Aegis, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Placements. Furthermore, the company agrees that during Aegis’s engagement hereunder, all inquiries from prospective investors will be referred to Aegis.

11. Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Aegis’s prior written consent, commencing on the date hereof and continuing until the final closing of the Placements.

12. Information. During the Engagement Period or until the closing of the Placements (the “Closing”), the Company agrees to reasonably cooperate with Aegis and to furnish, or cause to be furnished, to Aegis, any and all information and data concerning the Company, and the Placements that Aegis may reasonably request in connection with the Placements (the “Information”). The Company will provide Aegis reasonable access during normal business hours from and after the date of execution of this Agreement until the date of the Closing to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Aegis will keep strictly confidential all non-public Information concerning the Company provided to Aegis. No obligation of confidentiality will apply to Information that: (a) is publicly available as of the date hereof or hereafter becomes publicly available without a breach by Aegis, (b) was known or became known by Aegis prior to the Company’s disclosure thereof to Aegis as demonstrated by the existence of its written records, (c) becomes known to Aegis from a source other than the Company which information is not provided by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Aegis as demonstrated by its written records. For the avoidance of doubt, except as otherwise provided herein, all information which is not publicly available relating to the Company’s proprietary technology is proprietary and confidential.

13. No Third Party Beneficiaries; No Fiduciary Obligations. This engagement letter does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Aegis is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Aegis hereunder, all of which are hereby expressly waived; and (ii) Aegis is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Aegis or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of Aegis’s engagement with the Company, Aegis may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

14. Indemnification, Advancement & Contribution.

(a) Indemnification. The Company agrees to indemnify and hold harmless Aegis, its affiliates and each person controlling Aegis (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of Aegis, its affiliates and each such controlling person (Aegis, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon a third party claim arising out of: (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, Prospectus or any other Transaction Documents (as from time to time each may be amended and supplemented), (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Placements, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically), or (C) any application or other document or written communication (collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or to file for an exemption from such requirement or filed with the Commission, any state securities commission or agency, any national securities exchange; or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information provided to the Company by Aegis in writing specifically for use in the Registration Statement, Prospectus or any other offering documents with respect which or resulting from conduct by Aegis or another Indemnified Party, as to which Aegis shall indemnify and hold harmless the Company, its officers, directors and controlling parties in the manner set forth in this Section 14 The Company also agrees to reimburse and advance each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Section 14.

(b) Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Section 14 such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 14 or otherwise to such Indemnified Person except to the extent the Company has been materially adversely prejudiced by such failure. The Company shall, if requested by Aegis, assume the defense of any such action (including the employment of counsel designated by Aegis and reasonably satisfactory to the Company). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel reasonably acceptable to Aegis for the benefit of Aegis and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by and engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, in which event the Company shall pay the reasonable fees and expenses of one counsel, plus local counsel, for all Indemnified Parties, which counsel shall, if Aegis is a defendant, be designated by Aegis; provided, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one firm of attorneys at any time any such Indemnified Party (in addition to any local counsel). The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of Aegis, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

(c) Contribution. In the event that a court of competent jurisdiction makes a finding, final beyond right of review, that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to Aegis and any other Indemnified Person, on the other hand, of the matters contemplated by this Section 15 or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Aegis and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions and non-accountable expense allowance actually received by Aegis in the Placements. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Aegis on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Aegis agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to Aegis on the other hand, of the matters contemplated by this Section 15 shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Placements, to the extent such Placements are consummated, bears to (b) the fees paid to Aegis under the Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person’s gross negligence, fraud or willful misconduct in connection with any such advice, actions, inactions or services.

15. Governing Law; Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of Aegis and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the City of New York, County of New York, State of New York (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts located in the City of New York, County of New York and State of New York, in any such suit, action or proceeding. Each of Aegis and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the Company mailed by certified mail to the Company’s address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Aegis mailed by certified mail to Aegis’s address will be deemed in every respect effective service process upon Aegis, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither Aegis nor its affiliates, and the respective officers, directors, employees, agents and representatives of Aegis, its affiliates and each other person, if any, controlling Aegis or any of its affiliates, will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith, willful misconduct, fraud or gross negligence of such individuals or entities. Aegis will act under this Agreement letter as an independent contractor with duties to the Company.

16. Equitable Remedies. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach or threatened breach by the Company of its obligations contained in Section 7 or Section 8 of the Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. If a breach or a threatened breach by the Company of any such obligations occurs, Aegis will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Section 7 and Section 8, as applicable, and any other relief that may be available from a court of competent jurisdiction.

If you are in agreement with the foregoing, please sign and return to us one copy of this Agreement. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Very truly yours,

Aegis Capital Corp.

By:	/s/ Robert Eide
Name:	Robert Eide
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Meten Holding Group Ltd.

By	/s/ Si Guang Peng
Name:	Si Guang Peng
Title:	Chief Executive Officer

[Signature Page to Placement Agent Agreement]

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